UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

SRX Global, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2026, the Company was informed by the NYSE American LLC (the “NYSE American”) via telephone that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide, notifying the Company that its stock has been selling for a low price per share for a substantial period of time and closed below $0.10 on June 23, 2026. Further, the NYSE American informed the Company that it had halted trading of the Company’s common stock and that such halt in trading would continue until the Company effectuated the Reverse Split.

The Company intends to seek to regain compliance with the NYSE American’s continued listing standards by undertaking this Reverse Split as a measure that is considered necessary and in the best interests of the Company and its stockholders.

This report contains forward-looking statements, including, but not limited to, the Company’s ability to maintain its listing on NYSE American and the effect of the Reverse Split on the Company’s stock price. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 5.07 Submission of Matters to Vote of Security Holders.

On June 24, 2026, SRx Global, Inc. (the “Company”) announced that it will proceed with a 1-for-60 reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock, par value $0.001, following authorization by its Board of Directors and majority shareholders to effect a reverse stock split by a ratio of not less than 15-to-1 and not more than 1-for-85 (the “Reverse Split Range”), at any time on or before December 31, 2026, with the Board having the discretion as to whether or not the Reverse Split is to be effected, and the exact ratio to be set at a whole number within the Reverse Split Range.

The Reverse Split will be effective, and trading on a post-split basis will begin at the market open, on July 6, 2026. There will be no change to the par value of the Company’s common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares with the exception of those holders of fractional shares. No fractional shares will be issued in connection with the Reverse Split. The Company will issue one whole share of common stock to any stockholder who would have been entitled to receive a fractional share of common stock due to the Reverse Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately before the Reverse Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

The Company’s transfer agent, Equity Stock Transfer LLC, is acting as the exchange agent for the Reverse Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	Press Release dated June 24, 2026
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Global, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

June 24, 2026